Exhibit 5.1

[BECTON, DICKINSON AND COMPANY LETTERHEAD]

May 17, 2019

Becton, Dickinson and Company
1 Becton Drive
Franklin Lakes, NJ 07417

Becton Dickinson Euro Finance S.à r.l.
412F, route d’Esch
L-1471 Luxembourg

Ladies and Gentlemen:

You have requested that I, as Executive Vice President and General Counsel for Becton, Dickinson and Company, a New Jersey corporation (“BD”), and the indirect parent of Becton Dickinson Euro Finance S.à r.l., a private limited liability company (société à responsabilité limitée) incorporated under the laws of the Grand Duchy of Luxembourg (“Becton Finance” and, together with BD, the “Issuers” and each, an “Issuer”), render my opinion regarding certain matters in connection with Post-Effective Amendment No. 1 to the registration statement on Form S-3 (File No. 333-224464) filed on April 26, 2018 (the “Amendment” and, the registration statement, as amended, the “Registration Statement”), filed on the date hereof with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), for the registration of the sale from time to time of (a) guarantees by BD of the Becton Finance Debt Securities (as defined below) (the “Guarantees”) and (b) debt securities of Becton Finance (the “Becton Finance Debt Securities”), which will be issued pursuant to an indenture (the “Finance Indenture”), among Becton Finance, as issuer, BD, as guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee; and (c) such indeterminate number of Becton Finance Debt Securities or Guarantees as may be issued upon conversion, exchange or exercise, as applicable, of any Becton Finance Debt Securities (collectively, “Indeterminate Securities”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

Becton, Dickinson and Company
Becton Dickinson Euro Finance S.à r.l.
May 17, 2019

I or attorneys under my supervision upon whom I am relying, have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as I have deemed necessary or appropriate for the purposes of rendering the opinions below. In my examination, I have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies.

On the basis of the foregoing and subject to the assumptions stated herein, I am of the opinion that:

1.          With respect to any Guarantee of a particular series of Offered Becton Finance Debt Securities (as defined below), including any Guarantee of any Indeterminate Securities constituting Becton Finance Debt Securities  of such series (the “Offered Guarantees”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments thereto), has become effective under the Securities Act; (ii) the Finance Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the “TIA”); (iii) an appropriate prospectus supplement or term sheet with respect to the Offered Guarantees has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations promulgated thereunder (the “Rules and Regulations”); (iv) if the Offered Becton Finance Debt Securities are to be sold or otherwise distributed pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Becton Finance Debt Securities has been duly authorized, executed and delivered by the Company and the other parties thereto; (v) any officer’s certificate or supplemental indenture establishing the terms of the Offered Guarantees and the Offered Becton Finance Debt Securities guaranteed thereby have been duly authorized, executed and delivered by each of the Issuers and any other parties thereto; and (vi) the certificates evidencing the Offered Becton Finance Debt Securities and the Offered Guarantees have been issued in a form that complies with the provisions of the Finance Indenture and any officer’s certificate or supplemental indenture establishing the terms of such Offered Becton Finance Debt Securities  or Offered Guarantees and have been duly executed and authenticated in accordance with the provisions of the Finance Indenture and any such officer’s certificate or supplemental indenture and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Offered Guarantees, when issued and sold or otherwise distributed in accordance with the Finance Indenture and such officer’s certificate or supplemental indenture and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, will constitute valid and binding obligations of BD, as guarantor, enforceable in accordance with their terms under the laws of the State of New York, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.

Becton, Dickinson and Company
Becton Dickinson Euro Finance S.à r.l.
May 17, 2019

2.          The Finance Indenture has been duly authorized, executed and delivered by each of the Issuers; with respect to a particular series of Becton Finance Debt Securities, including any Indeterminate Securities constituting Becton Finance Debt Securities of such series (the “Offered Becton Finance Debt Securities”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments thereto), has become effective under the Securities Act, (ii) the Finance Indenture has been qualified under the TIA; (iii) an appropriate prospectus supplement or term sheet with respect to the Offered Becton Finance Debt Securities has been prepared, delivered and filed in compliance with the Securities Act and the applicable Rules and Regulations; (iv) if the Offered Becton Finance Debt Securities  are to be sold or otherwise distributed pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Becton Finance Debt Securities has been duly authorized, executed and delivered by Becton Finance and the other parties thereto; (v) any officer’s certificate or supplemental indenture establishing the terms of the Offered Becton Finance Debt Securities has been duly authorized, executed and delivered by Becton Finance and any other parties thereto; (vi) the terms of the Offered Becton Finance Debt Securities and of their issuance and sale have been duly established in conformity with the Finance Indenture and any officer’s certificate or supplemental indenture establishing the terms of such Offered Becton Finance Debt Securities; and (vii) the certificates evidencing the Offered Becton Finance Debt Securities have been issued in a form that complies with the provisions of the Finance Indenture and any officer’s certificate or supplemental indenture establishing the terms of such Offered Becton Finance Debt Securities and have been duly executed and authenticated in accordance with the provisions of the Finance Indenture and any such officer’s certificate or supplemental indenture and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Offered Becton Finance Debt Securities, when issued and sold or otherwise distributed in accordance with the Finance Indenture and such officer’s certificate or supplemental indenture and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, will constitute valid and binding obligations of Becton Finance, enforceable in accordance with their terms under the laws of the State of New York, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.

In connection with the opinions expressed above, I have assumed that, at or prior to the time of the delivery of any such security, (i) the terms of such security shall have been duly established by, and the issuance and sale of such security shall have been duly authorized by, the Board of Directors or the Board of Managers, as applicable, of the applicable Issuer or pursuant to authority delegated by the Board of Directors or the Board of Managers, as applicable, of the applicable Issuer and such authorization shall not have been modified or rescinded; (ii) no stop order suspending the effectiveness of the Registration Statement have been issued and no proceeding for that purpose have been initiated or threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement pursuant to Rule 401(g)(2) under the Securities Act have been received; and (iii) there shall not have occurred any change in law affecting the validity or enforceability of such security. I have also assumed that none of the terms of any security to be established subsequent to the date hereof, nor the issuance and delivery of such security, nor the compliance by the Issuers with the terms of such security will violate any applicable law or public policy or will result in a violation of any provision of any instrument or agreement then binding upon the Issuers, or any restriction imposed by any court or governmental body having jurisdiction over the Issuers.

Becton, Dickinson and Company
Becton Dickinson Euro Finance S.à r.l.
May 17, 2019

In addition, in rendering the foregoing opinions I have assumed that, at all applicable times:

(a)          Becton Finance (i) was duly formed and was validly existing and in good standing, (ii) had requisite legal status and legal capacity under the laws of the jurisdiction of its organization and (iii) has complied and will comply with all aspects of the laws of the jurisdiction of its organization in connection with the transactions contemplated by, and the performance of its obligations under, each of the Finance Indenture and the Becton Finance Debt Securities;

(b)          Becton Finance had the requisite organizational power and authority to execute, deliver and perform all its obligations under each of the Finance Indenture and the Becton Finance Debt Securities; and

(c)          each of the Finance Indenture and the Becton Finance Debt Securities has been duly authorized, executed and delivered by all requisite organizational action on the part of Becton Finance.

I am a member of the Bar of the State of New York, and attorneys under my supervision upon whom I am relying are members of the Bar of the State of New Jersey. The foregoing opinion is limited to the laws of the State of New York, the federal laws of the United States of America and the New Jersey Business Corporation Act (collectively, the “Opined-on Law”).

I hereby consent to the filing of this opinion as an exhibit to the Amendment. In addition, I consent to the reference to me under the caption “Validity of Securities” in the prospectus.

This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by or furnished to any other person or entity without my prior written consent.

Very truly yours,

/s/ Samrat S. Khichi
Samrat S. Khichi
Executive Vice President and General Counsel